UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-36007	46-2519850
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

250 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 29, 2014, Physicians Realty Trust (the “Company”) through its operating partnership, Physicians Realty L.P., entered into an Agreement of Sale and Purchase (the “Agreement”) with Octopods, LLC (the “Seller”). Pursuant to the Agreement, the Company agreed to acquire an approximately 45,200 square foot medical office building known as the the South Bend Orthopaedics Medical Office Building, located in Mishawaka, Indiana in exchange for approximately $14.9 million payable in cash minus an amount equal to the principal balance, accrued interest and fees related to certain indebtedness with respect the medical office building to be assumed by the Company at the closing (“MOB Debt”). As of January 29, 2014, the principal balance of the MOB debt was approximately $8 million. The closing of the Agreement is subject to customary conditions, including accuracy of representations, satisfaction of a due diligence investigation and consent of the lender to assumption of the MOB Debt.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibit 99.1 is attached to this 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2014	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release, dated February 3, 2014, issued by Physicians Realty Trust